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EXHIBIT 21

LIST OF SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Incorporation
Andes Candies L.P.	Illinois
Andes Manufacturing LLC	Illinois
Andes Services LLC	Illinois
C.C. L.P., Inc.	Delaware
C.G.C. Corporation	Delaware
C.G.P., Inc.	Delaware
Cambridge Brands, Inc.	Delaware
Cambridge Brands Mfg., Inc.	Delaware
Cambridge Brands Services, Inc.	Delaware
Cella's Confections, Inc.	Virginia
Charms Company	Delaware
Charms L.P.	Delaware
Charms Marketing Company	Illinois
Henry Elsen Advertising Agency, Inc.	New Jersey
J.T. Company, Inc.	Delaware
O'Tec Industries, Inc.	Delaware
Tootsie Roll of Canada Ltd.	Canada
Tootsie Roll Central Europe Ltd.	Delaware
The Tootsie Roll Company, Inc.	Illinois
Tootsie Roll Management, Inc.	Illinois
Tootsie Roll Mfg., Inc.	Illinois
Tootsie Rolls—Latin America, Inc.	Delaware
Tootsie Roll Worldwide Ltd.	Illinois
The Sweets Mix Company, Inc.	Illinois
TRI de Latino America S.A. de C.V.	Mexico
TRI Finance, Inc.	Delaware
TRI International Co.	Illinois
TRI-Mass., Inc.	Massachusetts
TRI Sales Co.	Delaware
TRI Sales Finance LLC	Delaware
Tutsi S.A. de C.V.	Mexico
World Trade & Marketing Ltd.	British West Indies

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  EXHIBIT 21
LIST OF SUBSIDIARIES OF THE COMPANY